Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net


Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293


     Global Entertainment Corporation and Compass Facility Management, Inc. Enter Unique Joint Venture for Management of Multi-Purpose Event Centers

     PHOENIX, ARIZONA, NOVEMBER 30, 2004 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB: GECO) - an integrated entertainment company, today announced that it has entered into a unique joint venture with privately held Compass Facility Management, Inc. (Compass) that completes Global Entertainment's objective to be a one-stop source for cities, municipalities, counties, and other public and private ownerships interested in new multi-purpose event centers. The new joint venture entity, 51% owned by Global Entertainment and 49% by Compass, will be named GECompass. The limited liability company will announce its first project this week. Compass is well known for its success in providing management services for arenas, theaters, and convention centers, which are primarily under the governance of municipalities, counties, colleges, and universities. Compass, headquartered in Ames, Iowa, is the third largest facilities management company in the United States. Compass will also continue to operate as an independent facility management and consulting company.

     Rick Kozuback, president and chief executive officer of Global Entertainment stated, "This adds the final component that makes us a fully integrated developer and manager of multi-purpose event centers. Our family of subsidiary companies are skilled in the design, experienced in the development phase, successful in marketing the centers for naming rights, corporate partnerships and VIP seating. In addition we are able to provide a CHL (Central Hockey League) franchise hockey team as the anchor tenant, offer full service ticketing capabilities for all venues, and with the addition of the GECompass joint venture, our services now include facility management, event bookings and promotions, as well as food and beverage management.

     "This is a major step that significantly enhances our business capabilities on a national level while building value for our shareholder," Kozuback concluded.

     Steve L. Peters, president of Compass Facility Management, Inc. commented, "Both companies emphasize serving venues in mid-sized markets. This is a perfect opportunity for us to work together to provide clients with a seamless array of services and solutions, ranging from inception to on-going operation, and all opportunities along the way."

                                                                         more...

Global Entertainment Corporation and Compass Facility Management, Inc. Enter Unique Joint for Management of New Multi-Purpose Event Centers November 30, 2004
Page 2


Visit our web sites:
www.centralhockeyleague.com                      www.globalentertainment2000.com
www.GetTix.Net                                   www.Cragar.com
                               www.compassmgmt.com


Global Entertainment Corporation is an integrated entertainment company, arena development, and licensing company with five subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (Get.tix.Net) is an in-house ticketing company for sports and entertainment venues. GECOMPASS, LLC is a facilities management company. Cragar INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU=SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.


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